Exhibit 10.1

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is entered into and effective as of May 20, 2022 (the “Effective Date”) by and between Virage Capital Management LP (“Virage”) and MSP Recovery, LLC (“MSP Recovery”). Each of Virage and MSP Recovery are sometimes referred to herein as a “Party,” and collectively as the “Parties.”

Preliminary Statements

A.
MSP Recovery has extensive knowledge of Medicare and the Medicare Advantage secondary payer statutes (42 U.S.C. § 1395y(b); 42 U.S.C. § 1395w-22(a)(4)) (the “Medicare Secondary Payer Act”) and experience in data analytics and the regulations affecting the medical industry and the insurance industry. MSP Recovery uses such knowledge and experience to recover monies owed to persons or entities that have “secondary payer” status under the Medicare Secondary Payer Act, as well as other state and federal laws, and may use such knowledge and experience to pursue other new or related business activities, including, without limitation, consulting, software sales or licensing and compliance services (collectively, such knowledge, experience and activities, the “MSP Business”).

B.
Virage has experience in performing certain services related to the MSP Business in connection with its role as manager of VRM MSP Recovery Partners LLC (the “Investment Vehicle”).

C.
MSP Recovery desires to ensure the ongoing retention of Virage to provide to MSP Recovery and its Affiliates the services set forth on Schedule A in relation to the MSP Business (the “Services”).

MSP Recovery and its Affiliates (including Claims Vehicles) may be referred to collectively as “Client.”

1.
Definitions; Interpretation
1.1.
As used in this Agreement, the following terms have the following meanings:
(a)
“Action” means any civil, criminal, regulatory or administrative lawsuit, allegation, demand, claim, counterclaim, action, dispute, sanction, suit, request, inquiry, investigation, arbitration or proceeding, in each case, made, asserted, commenced or threatened by any Person (including any Government Authority).
(b)
“Affiliate” means, with respect to any Person, any other Person that is controlled by, controls, or is under common control with such Person, and “control” of a Person means: (i) ownership of, or possession of the right to vote, more than 50% of the outstanding voting equity of that Person or (ii) the right to control the appointment of the board of directors (or analogous governing body), management or executive officers of that Person; provided, however, that the Investment Vehicle will be deemed not to be an Affiliate of Virage.
(c)
“Assignor” means any Medicare Advantage Organizations, health maintenance organizations, maintenance service organizations, independent physician associations, medical centers or other health care organizations.
(d)
“Business Day” means a day other than a Saturday or Sunday on which the New York Stock Exchange is open for business.
(e)
“CCRA” means claims cost recovery agreements and other similar agreements.
(f)
“Claims” means all claims of Assignors against Responsible Parties, including, but not limited to: (i) claims under consumer protection statutes and laws, and the Medicare Secondary Payer Acts, relating to recoveries based in contract, tort, statutory right or otherwise in connection with the conditional payment to provide healthcare, services or supplies and (ii) all right, title and interest in, to and under any recovery rights that may exist for any potential cause of action where “secondary payer” status is granted under 42 U.S.C. § 1395y(b), 42 C.F.R. § 411.20 et seq., 42 U.S.C. § 1395w-22(a)(4) and 42 C.F.R. § 422.108, in each case, even where it has not been established because liability is not yet proven as of the date that the claim is identified or discovered. Additionally, Claims also include any and all rights as assigned by any Assignor or for which any Client has any rights of any nature to pursue claims or other causes of action.

(g)
“Claims Vehicle” means any Person (other than a natural person) owned or controlled by MSP Recovery or its Affiliates that is an owner of Claims.
(h)
“Client Data” means all data of a Client (including all data of Claims Vehicles), including the raw data related to the CCRAs to which such Client is a party (including the related Assignors, Responsible Parties and Claims) and all output and derivatives thereof, necessary to enable Virage to perform the Services, but excluding Intellectual Property of Virage.
(i)
“Confidential Information” means any information about Client or Virage, including this Agreement, except for information that (i) is or becomes part of the public domain without breach of this Agreement by the receiving Party, (ii) was rightfully acquired from a third party, or is developed independently, by the receiving Party, or (iii) is generally known by Persons in the technology, securities or financial services industries.
(j)
“Covered Claim” means any Action arising out of the subject matter of, or in any way related to, this Agreement or the Services.
(k)
“Governing Documents” means the organizational or constitutional documents of an entity, all as amended from time to time, including with respect to the Claims Vehicles, all minutes of meetings of the managers or analogous governing body and of equity holder meetings.
(l)
“Government Authority” means any relevant administrative, judicial, executive, legislative or other governmental or intergovernmental entity, department, agency, commission, board, bureau or court, and any other regulatory or self-regulatory organizations, in any country or jurisdiction.
(m)
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act of 2009 (together with their implementing regulations, and as amended from time to time).
(n)
“Intellectual Property” means all software (including both object code and source code), data, reports, designs, spreadsheet formulas, information gathering or reporting techniques, know-how, trade secrets, trade names, technology and all other property commonly referred to as intellectual property.
(o)
“Losses” means any and all compensatory, direct, indirect, special or other damages, settlement payments, attorneys’ fees, costs, damages, charges, expenses, interest, applicable taxes or other losses of any kind.
(p)
“Person” means any natural person or any corporate or unincorporated entity or organization and that person’s personal representatives, successors and permitted assigns.
(q)
“Personal Information” means any individually identifiable information, provided to Virage by or on behalf of Client as required to provide the Services, which is protected under any applicable privacy, data security or data breach notification Law.
(r)
“Privacy Laws” means any applicable Laws relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information.
(s)
“Protected Health Information” or “PHI” has the meaning set forth in 45 C.F.R. §160.103, limited to the information protected under HIPAA that is provided to Virage by or on behalf of Client as required to provide the Services.
(t)
“Responsible Parties” means insurance carriers, employers, or other Persons which may be liable to reimburse an Assignor under applicable law, including, but not limited to, the secondary payer provisions of the Medicare statute, 42 U.S.C. § 1395y(b), 42 C.F.R. § 411.20 et seq., the Medicare Advantage statute, 42 U.S.C. § 1395w-22(a)(4), 42 C.F.R. § 422.108, or under any other theories of law or causes of action, for the provision of healthcare, services or supplies that have been conditionally paid for by the Assignor.

1.2.
Other capitalized terms used in this Agreement but not defined in this Section 1 will have the meanings ascribed to them elsewhere in this Agreement.
1.3.
Section and Schedule headings will not affect the interpretation of this Agreement.
1.4.
Words in the singular include the plural and words in the plural include the singular. The words “including,” “includes,” “included” and “include”, when used, are deemed to be followed by the words “without limitation.” Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “hereof,” “herein” and “hereunder” and words of analogous import will refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “Law” includes applicable statutes, rules, regulations, interpretations and orders of any Government Authority.
1.5.
The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Agreement, and will not be modified, supplemented, amended or interpreted in accordance with any industry custom or practice or any internal policies or procedures of any Party or prior course of dealing among the Parties. The Parties have mutually negotiated the terms hereof and there will be no presumption of law relating to the interpretation of contracts against the drafter.
2.
Services and Fees
2.1.
Virage will perform the Services with reasonable care and in a professional manner at the times set forth and in consideration of the fees, expenses and related payment terms listed in Schedule B. Virage will perform the Services specifically listed in Schedule A with reasonable care and in a professional manner. No other duties or obligations, including, valuation-related, fiduciary, or analogous duties or obligations, will be implied.
2.2.
In carrying out its duties and obligations pursuant to this Agreement, some or all Services may be delegated by Virage to one or more of its Affiliates or other qualified third parties selected by Virage and approved in advance in writing by MSP Recovery (such approval of third parties not to be unreasonably withheld, conditioned, or delayed). If Virage delegates any Services, such delegation will not relieve Virage of its duties and obligations hereunder, and will be responsible for all actions and omissions of its Affiliates or the third parties, as applicable, to which the performance of Services have been delegated, including any breach of this Agreement by such Affiliates or third parties. Unless otherwise agreed in writing by MSP Recovery, Virage will be responsible for any costs associated with engaging Affiliates or third parties to perform any Services. Virage will notify any such Affiliates or third party providers providing Services of the confidentiality provisions set forth herein or, in Virage’s discretion, and will require such Affiliate or third party to execute a confidentiality agreement at least as restrictive as the confidentiality provisions set forth herein. If Virage or any of its Affiliates has access to HIPAA Protected Health Information in connection with the Services, it will execute and deliver a legally sufficient business associate agreement.
3.
Client Responsibilities
3.1.
Subject to the Governing Documents of the Claims Vehicles, MSP Recovery will make all decisions, perform all management functions relating to the operation of Client and authorize all transactions. Without limiting the foregoing, MSP Recovery will:
(a)
designate properly qualified individuals to oversee the Services and establish and maintain internal controls, including monitoring the ongoing activities of Client; and
(b)
evaluate the accuracy of the Services, review and approve all reports, analyses and records resulting from the Services and promptly inform Virage of any errors it is in a position to identify.
3.2.
The Services, including any services that involve payments to third parties, are provided by Virage as a support function to Client and do not limit or modify Client’s responsibilities to its governing body or investors or for determining the value of any Client or Claims Vehicles’ assets and liabilities.
3.3.
Each Client is solely and exclusively responsible for ensuring that it complies with Law and its Governing Documents. Virage is not responsible for monitoring any Client’s compliance with (i) Law, (ii) its respective

Governing Documents or (iii) any investment or other restrictions.
3.4.
Each Party will promptly notify the other Party of any Action against such first Party of which it is aware that could prevent such first Party from performing its duties and obligations under this Agreement, except where such notification is prohibited by Law.
3.5.
At Virage’s reasonable request, Client will promptly deliver, and procure that its agents, counterparties, counsel, advisors, auditors and any other Persons promptly deliver, to Virage, all Client Data and the then most current version of all Client Governing Documents. Client will arrange with each such Person to deliver such information and materials on a timely basis, and Virage will not be required to enter into any agreement with such Person in order for Virage to provide the Services. To the extent Virage’s ability to perform any Service relies upon timely receipt of such Client Data or Client Governing Documents, or other input, instructions or information from Client, and if Client fails to timely deliver such Client Data, Client Governing Documents, input, instructions or information, then Virage will notify Client as soon as practical and, at Client’s option, (i) wait to perform the Services until such time as Client delivers such Client Data, Client Governing Documents, input, instructions or information or (ii) Virage will perform the Services based on the information provided to Virage as of the date the Services are to be performed. In connection with the preceding sentence, Virage will not be responsible or liable to any Person for any Losses arising in connection with such non-performance or performance and Client will not be excused from paying any fees or expenses (or portion thereof) otherwise payable to Virage under this Agreement.
3.6.
Despite anything in this Agreement to the contrary, each Party (i) will be entitled to rely in good faith on the authenticity, completeness and accuracy of any and all information and communications provided by the other Party to it in connection with the performance of its duties and obligations hereunder and (ii) will not be responsible or liable to any Person for any Losses arising by virtue of any such information or communication provided by the other Party to it not being authentic, complete and/or accurate.
4.
Term
4.1.
The initial term of this Agreement will be from the Effective Date through June 30, 2023. Thereafter, this Agreement will automatically renew for successive terms of one year; provided that either Party may terminate the Agreement by providing the other with at least 60 days’ prior written notice. In the event of the termination of this Agreement, except where prohibited by Law, Virage will provide exit assistance by promptly supplying Client Data in Virage’s possession at the time of termination to Client or any other party designated by Client in formats already prepared in the course of providing the Services; provided that all fees and expenses have been paid to Virage.
5.
Termination
5.1.
A Party also may, by written notice to the other Party, terminate this Agreement if the other Party (i) terminates or suspends its business, (ii) becomes insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or analogous authority, (iii) becomes subject to any bankruptcy, insolvency or analogous proceeding or (iv) commits a material breach of the Agreement and fails to remediate such breach within thirty (30) days of receiving notice thereof from such first Party. If any such event occurs, the termination will become effective immediately or on the date stated in the written notice of termination, which date will not be greater than 60 calendar days after the event.
5.2.
Termination of this Agreement will not affect: (i) any liabilities or obligations of any Party arising before such termination (including payment of fees and expenses) or (ii) any damages or other remedies to which a Party may be entitled for breach of this Agreement or otherwise. Sections 5.2, 5.3, 6, 8, 10, 11, 12 and 13 of this Agreement will survive the termination of this Agreement. To the extent any services that are Services are performed by Virage for Client after the termination of this Agreement, all of the provisions of this Agreement except Schedule A will survive the termination of this Agreement for so long as those services are performed.
5.3.
Upon any termination or expiration of this Agreement, Virage will (i) return, transfer, or assign to Client all Client Confidential Information, Client Data and Work Product and (ii) upon the reasonable request of Client, use commercially reasonable efforts to cooperate with Client to support any transition of any Services.

6.
Limitation of Liability and Indemnification
6.1.
Despite anything in this Agreement to the contrary, no Party nor any of its Affiliates will be liable to the other Party or any of its Affiliates for any action or inaction of such first Party or its Affiliates, except to the extent of Losses resulting from (i) the gross negligence, willful misconduct or fraud of such first Party or its Affiliates in the performance of such first Party’s duties or obligations under this Agreement or (ii) any material breach by such first Party or any of its Affiliates of any of its representations, covenants or agreements contained in this Agreement. Except to the extent actually paid in connection with a third party Covered Claim, under no circumstances will a Party or its Affiliates be liable to the other Party or its Affiliates for Losses that are indirect, special, incidental, consequential, punitive, exemplary, enhanced or similar (including lost profits, opportunity costs and diminution of value).
6.2.
Client will defend, indemnify and hold harmless Virage and its Affiliates from and against Losses (including legal fees and costs to enforce this provision) that Virage or such Affiliates suffer, incur or pay as a result of any third party Covered Claim or Covered Claim between the Parties which arise or result from (i) any gross negligence, willful misconduct or fraud of Client in the performance of Client’s duties or obligations under this Agreement, (ii) any material breach by Client of any of its representations, covenants or agreements contained in this Agreement and (iii) any actual or alleged infringement or other violation of any Intellectual Property of any third party as a result of Virage’s receipt or use of any information, materials or Intellectual Property provided or made available by Client or any of its Affiliates to Virage pursuant to this Agreement. .
6.3.
Virage will defend, indemnify and hold harmless Client and its Affiliates from and against Losses (including legal fees and costs to enforce this provision) that Client or such Affiliates suffer, incur or pay as a result of any third party Covered Claim or Covered Claim between the Parties which arise or result from (i) any gross negligence, willful misconduct or fraud of Virage in the performance of Virage’s duties or obligations under this Agreement, (ii) any material breach by Virage of any of its representations, covenants or agreements contained in this Agreement and (iii) any actual or alleged infringement or other violation of any Intellectual Property of any third party as a result of Clients’ receipt or use of any Services or any information, materials or Intellectual Property provided or made available by Virage or any of its Affiliates to Client pursuant to this Agreement.
6.4.
Any expenses (including reasonable legal fees and costs) incurred by an indemnified Party or its Affiliates in defending or responding to any Covered Claims (or in enforcing this provision) will be paid by the indemnifying Party on a monthly basis prior to the final disposition of such matter upon receipt by the indemnifying Party of an undertaking by the indemnified Party or such Affiliate(s) to repay such amount if it is finally determined that the indemnified Party or such Affiliate(s) are not entitled to be indemnified.
7.
Representations and Warranties
7.1.
Each Party represents and warrants to each other Party that:
(a)
It is a legal entity duly created, validly existing and in good standing under the Law of the jurisdiction in which it is created, and is in good standing in each other jurisdiction where the failure to be in good standing would have a material adverse effect on its business or its ability to perform its obligations under this Agreement.
(b)
It has all necessary legal power and authority to own, lease and operate its assets and to carry on its business as presently conducted and as it will be conducted pursuant to this Agreement and will comply in all material respects with all Law to which it may be subject, and to the best of its knowledge and belief, it is not subject to any Action that would prevent it from performing its duties and obligations under this Agreement.
(c)
It has all necessary legal power and authority to enter into this Agreement, the execution of which has been duly authorized and will not violate the terms of any other agreement.
(d)
The Person signing on its behalf has the authority to contractually bind it to the terms and conditions in this Agreement and that this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.
7.2.
MSP Recovery represents and warrants to Virage that it has actual authority to provide instructions and directions on behalf of Client and that all such instructions and directions are consistent with the Governing Documents of Client and other corporate actions of Client.
7.3.
MSP Recovery represents and warrants to Virage that neither it nor any Claims Vehicle is registered or required to be registered as an investment company under the U.S. Investment Company Act of 1940, as amended.
8.
Client Data
8.1.
Client will provide or ensure, as is reasonable, that other Persons provide all Client Data to Virage in an electronic format that is reasonably acceptable to Virage (or as otherwise agreed in writing) and that Client or such other Persons have the right to so share the Client Data. Virage will not be responsible or liable for the accuracy, completeness, integrity or timeliness of any Client Data provided to Virage by Client or any other Person. As between Virage and Client, all Client Data will remain the property of the applicable Client. Client Data will not be (i) used or disclosed by Virage other than in connection with providing the Services and as permitted under Section 11.2, (ii) sold, assigned or leased to third parties by or on behalf of Virage, or (iii) commercially exploited by or on behalf of Virage.
8.2.
Virage will maintain and store material Client Data used in the official books and records of Virage for a rolling period of seven (7) years starting from the Effective Date.
9.
Data Protection
9.1.
In order to provide the Services under this Agreement, Virage or its Affiliates may obtain access to certain Personal Information from Client. Personal Information relating to Client and its Affiliates, members, shareholders, directors, officers, partners, employees and agents and of Fund investors or prospective investors and Personal Information captured in or relating to Claims will be processed by and on behalf of Virage. Client consents to the transmission and processing of such Personal Information outside the jurisdiction governing this Agreement in accordance with applicable Law.
9.2.
Virage and its Affiliates will only process Personal Information under this Agreement to the extent reasonably necessary to provide the Services, and at all times in compliance with this Agreement and applicable Privacy Laws. Virage and its Affiliates will take reasonable steps to limit access to Personal Information to employees who have a need to know such Personal Information for purposes of performing the Services and are obligated to maintain the privacy, security, and confidentiality of such Personal Information. Virage and its Affiliates will not disclose any Personal Information to any third party without Client’s express written permission, and only where such third party is bound by contractual obligations to maintain the privacy, security, and confidentiality of such information at least as restrictive as those set forth herein.
9.3.
Virage and its Affiliates will implement and maintain reasonable and appropriate technical and organizational safeguards to protect Personal Information processed in connection with the Services against loss, theft, misuse, or unauthorized access, use, modification, alteration, destruction or disclosure (“Security Incident”). Virage and its Affiliates will notify Client in writing without undue delay in the event any such Personal Information is subject to a Security Incident, and such notice will include, at a minimum, and to the extent reasonably available to Virage at that time: (i) a description of the incident; (ii) the types of information impacted by the Security Incident, including the identities of individuals whose Personal Information was impacted; (iii) steps Virage and its Affiliates have taken and will take to mitigate the impact of the Security Incident and remediate the causes of the Security Incident; and (iv) any other information reasonably requested by Client. Virage and its Affiliates will provide Client with reasonable assistance in responding to such Security Incident, including with respect to notifying impacted individuals and authorities to the extent required by applicable Law.
9.4.
To the extent required by Law, Virage or its Affiliates and Client will enter into a legally sufficient HIPAA business associate agreement in a form mutually acceptable to the Parties to the extent Virage or its Affiliates obtain HIPAA-protected PHI from Client in order to provide the Services.
10.
Intellectual Property
10.1.
Each Party’s Intellectual Property is and will remain the property of such Party or, when applicable, its Affiliates or suppliers. Except as expressly set forth herein, no Party nor any other Person acting on its behalf will acquire any license or right to use, sell, disclose, or otherwise exploit or benefit in any manner from, any

Intellectual Property of the other Party in connection with this Agreement.
10.2.
Virage hereby acknowledges and agrees that any and all Intellectual Property developed by or on behalf of Virage or any of its Affiliates as a result of or in the course of providing the Services (collectively, “Work Product”) are the sole and exclusive property of Client (subject to Virage or its Affiliates’ ownership of any Intellectual Property owned by Virage, its Affiliates or any third party as of the date hereof or developed by Virage, its Affiliates or any third party or by Virage other than in the course of performing the Services to Client hereunder (“Preexisting IP”)). Virage hereby assigns to Client any and all right, title and interest in and to all Work Product and agrees, upon Client’s reasonable request and at Client’s expense, to execute and enter into any and all assignments, releases and other agreements necessary to effectuate Client’s ownership of all right, title and interest in and to the Work Product. In the event Virage uses or incorporates any Preexisting IP into Work Product, Virage hereby grants to Client a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide right, with the right to sublicense through multiple levels of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product.
10.3.
Each Party hereby grants to the other Party a non-exclusive, fully paid-up, royalty-free, non-transferable (except as set forth in Section 13.2), worldwide license to the Intellectual Property owned or licensable (without further payment or obligation) by such granting Party or such Party’s Affiliates, solely for the purpose of providing or receiving, as applicable, any of the Services.
11.
Confidentiality
11.1.
Each Party will not at any time disclose to any Person any Confidential Information concerning the business, affairs, customers, clients or suppliers of the other Party or its Affiliates, except as permitted by this Section 11.
11.2.
Each Party may disclose the other Party’s Confidential Information:
(a)
In the case of Client, to each of its Affiliates, members, shareholders, directors, officers, partners, employees and agents, and in the case of Virage, to each other Virage Affiliate, in each case, who need to know such information (and only to the extent the foregoing Persons need to know such information) for purposes related to carrying out the Party’s duties and obligations under this Agreement. Each Party will ensure that all Persons to whom the Party discloses the other Party’s Confidential Information (other than Government Authorities or where the disclosure is required by Law, pursuant to legal process or at the request of the other Party) comply with this Section 11; and
(b)
As may be required by Law or pursuant to legal process; provided that the disclosing Party (i) where reasonably practicable and to the extent legally permissible, provides the other Party with prompt written notice (except where such notification is prohibited by Law) of the required disclosure so that the other Party may seek a protective order or take other analogous action, (ii) discloses no more of the other Party’s Confidential Information than reasonably necessary and (iii) reasonably cooperates with actions of the other Party in seeking to protect its Confidential Information at that Party’s expense.
11.3.
Neither Party will use the other Party’s Confidential Information for any purpose other than to perform its obligations under this Agreement. Each Party may retain a record of the other Party’s Confidential Information for the longer of (i) 7 years or (ii) as required by Law or its bona fide internal data retention policies.
11.4.
Virage is registered with the U.S. Securities and Exchange Commission as an investment adviser and, for so long as Virage maintains such registration, may make disclosures as it deems necessary to comply with Law in connection therewith. Virage will have no obligation to use Confidential Information of, or data obtained with respect to, any other client (including any advisory client) of Virage in connection with the Services. Virage is not providing any investment advisory services pursuant to this Agreement and will not be required by this Agreement to remain registered as an investment adviser.

11.5.
Virage will have the right to identify Client in connection with its marketing-related activities and in its marketing materials. Virage will have the right to disclose this Agreement and its relationships with Client as may be required by applicable Law. Client will have the right to identify Virage and to describe the Services and the material terms of this Agreement in its public securities filings (if any), provided that Virage is given an opportunity to review and comment on any such disclosures.
12.
Notices
12.1.
Except as otherwise provided herein, all notices required or permitted under this Agreement or required by Law will be effective only if in writing and delivered: (i) personally, (ii) by registered mail, postage prepaid, return receipt requested, (iii) by receipted prepaid courier or (iv) by any electronic mail, to the relevant address listed below (or to such other address or number as a Party will hereafter provide by notice to the other Parties). Notices will be deemed effective when received by the Party to whom notice is required to be given.

If to Virage:

Virage Capital Management LP 1700 Post Oak Boulevard

2 BLVD Place

Suite 300

Houston, Texas 77056 Attention: Stephen Grofcsik

Email: sgrofcsik@viragecm.com

If to Client:

MSP Recovery, LLC

2701S. LeJeune Road, Tenth Floor Attention: Alexandra Plasencia

Email: GeneralCounsel@msprecovery.com

13.
Miscellaneous
13.1.
Amendment; Modification. This Agreement may not be amended or modified except in writing signed by an authorized representative of each Party. No Virage Affiliate or any other Person has authority to bind Virage in any way to any oral covenant, promise, representation or warranty concerning this Agreement, the Services or otherwise.
13.2.
Assignment. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by either Party, in whole or in part, whether directly or by operation of Law, without the prior written consent of the other Party; provided however, that a Party may assign or otherwise transfer this Agreement: (i) to a successor in the event of a change in control of such Party, (ii) to an Affiliate or (iii) in connection with an assignment or other transfer of a material part of such Party’s business. Any attempted delegation, transfer or assignment prohibited by this Agreement will be null and void. If either Party assigns or otherwise transfers this Agreement other than as permitted herein without the other Party’s consent, such other Party may terminate this Agreement by written notice to the assigning or transferring Party within 60 days of receiving notice of such assignment or transfer.
13.3.
Choice of Law; Choice of Forum. This Agreement is to be construed in accordance with and governed by the Laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any Action based upon, arising out of or related to this Agreement may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action must be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement in any other court.

Nothing herein contained will be deemed to affect the right of either Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against the other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 13.3. The Parties hereby knowingly, voluntarily and irrevocably waive any right each such Party may have to trial by jury in any action of any kind or nature, in any court in which an action may be commenced, arising out of or in connection with this Agreement, or by reason of any other cause or dispute whatsoever between the Parties of any kind or nature.

13.4.
Counterparts; Signatures. This Agreement may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and will be binding to the same extent as if original signatures were exchanged.
13.5.
Entire Agreement. This Agreement (including any schedules, attachments, amendments and addenda hereto) contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.
13.6.
Force Majeure. A Party will not be responsible for any Losses of the other Party or such other Party’s property in the first Party’s possession, or for any failure to fulfill its duties or obligations hereunder, if such Loss or failure is caused, directly or indirectly, by war, terrorist or analogous action, the act of any Government Authority or other authority, riot, civil commotion, pandemic or other public health emergency, rebellion, storm, accident, fire, lockout, strike, power failure, computer error or failure, delay or breakdown in communications or electronic transmission systems, or other analogous events (collectively, a “Force Majeure Event”); provided, however, that a Force Majeure Event will not excuse either Party from any payment obligation hereunder (other than non-payment for Services not provided as a result of a Force Majeure Event). Each Party will use commercially reasonable efforts to minimize the effects on the Services of any such Force Majeure Event. In the event of an occurrence of a Force Majeure Event, the Party whose performance is affected thereby must take reasonable steps to give notice of such Force Majeure Event and any suspension of any Services as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and such Party must resume the performance of such obligations as soon as reasonably practicable after the removal of the cause. If Virage is the Party so prevented, then Client will not be obligated to pay any fees or expenses for such affected Services to the extent and for so long as such Services are not made available to Client hereunder as a result of such Force Majeure Event.
13.7.
Non-Exclusivity. The duties and obligations of Virage hereunder will not preclude Virage from providing services of a comparable or different nature to any other Person. Client understands that Virage may have relationships with providers of technology, data or other services to Client and Virage may receive economic or other benefits in connection with Client’s activities.
13.8.
No Partnership. Nothing in this Agreement is intended to, or will be deemed to, constitute a partnership or joint venture of any kind between any of the Parties.
13.9.
No Solicitation. During the term of this Agreement and for a period of 12 months thereafter, Client will not directly or indirectly solicit the services of, or otherwise attempt to employ or engage, any employee of Virage or its Affiliates without the consent of Virage; provided, however, that the foregoing will not prevent Client from soliciting employees through general advertising not targeted specifically at any or all Virage employees or personnel or from hiring an employee who contacts Client on his or her own initiative. If Client employs or engages any Virage employee or personnel during the term of this Agreement or the period of 12 months thereafter, Client will pay for any fees and expenses (including recruiters’ fees) incurred by Virage or its Affiliates in hiring replacement personnel as well as any other remedies available to Virage.
13.10.
No Warranties. Except as expressly listed herein, neither Party makes any warranties, whether express, implied, contractual or statutory with respect to the Services. Each Party disclaims all implied warranties of merchantability and fitness for a particular purpose with respect to the Services. All warranties, conditions and other terms implied by Law are, to the fullest extent permitted by Law, excluded from this Agreement.
13.11.
No Investment Advisory, Legal, Public Accounting, Auditing or Legal Services. For the avoidance of doubt, nothing in this Agreement will create an investment advisory or investment sub-advisory relationship between Virage or its Affiliates on the one hand and Client on the other hand. Furthermore, Virage is not a public accounting, auditing or law firm and does not provide public accounting, auditing or legal services or advice.
13.12.
Severance. If any provision (or part thereof) of this Agreement is or becomes invalid, illegal or unenforceable, the provision will be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not practical, the relevant provision will be deemed deleted. Any such modification or deletion of a provision will not affect the validity, legality and enforceability of the rest of this Agreement. If a Party gives notice to another Party of the possibility that any provision of this Agreement is invalid, illegal or unenforceable, the Parties will negotiate to amend such provision so that, as amended, it is valid, legal and enforceable and achieves the intended commercial result of the original provision.
13.13.
Testimony. If either Party is required, by a third party subpoena or otherwise, to produce documents, testify or provide other evidence regarding the Services, this Agreement or the operations of any Party in any Action to which the other Party is a party or otherwise related to such other Party, such other Party will reimburse such first Party for all costs and expenses, including the time of its professional staff at such first Party’s standard rates and the cost of legal representation, that such first Party incurs in connection therewith.
13.14.
Third Party Beneficiaries. This Agreement is entered into for the sole and exclusive benefit of the Parties and will not be interpreted in such a manner as to give rise to or create any rights or benefits of or for any other Person except as set forth herein.
13.15.
Waiver. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by Law will constitute a waiver of that or any other right or remedy, nor will it prevent or restrict the further exercise of that or any other right or remedy. No exercise (or partial exercise) of such right or remedy will prevent or restrict the further exercise of that or any other right or remedy.

[Signature Page Follows]

This Agreement has been entered into by the Parties as of the Effective Date.

Virage Capital Management LP MSP Recovery, LLC

By: Virage LLC. its general partner

By: _________________________ By: __________________________

Name: _Edward Ondarza____________ Name: __________________________

Title: _Manager__________________ Title: __________________________

Signature Page to Services Agreement

Schedule A

Services

•
DATA & ANALYTICS REVIEW
o
Provide feedback to improve general reporting capability
o
Review Funnel and Layer logic
o
Assist implementation and management of the recovery allocation policy
o
Analyze historical settlement performance and potential settlement terms to maximize profitability
o
Analyze case damage models
o
Assist data analysis and interpretation of various data sets (data matching results, crash statistics, health plan member demographics, drug usage, drug side effects,etc.)
o
Ad hoc analysis and reporting

•
STRATEGIC CONSULTING
o
Advise and assist in identification and development of new recovery efforts
o
Consult with management on potential claims acquisitions, strategic partnerships, mergers/acquisitions, and other growth opportunities
o
Leverage Virage’s litigation finance experience and industry presence to connect company management to potential business partners, service providers, and employees

•
FINANCIAL PLANNING AND ANALYSIS
o
Advise management on cost savings strategies, resource allocation and profitability maximization
o
Review and analyze operating budget to support financial forecasting and planning
o
Create monthly executive summaries for senior management
o
Create quarterly report for the board of directors
o
Review current and prospective vendor contracts
o
Create and assess expenditure reports by case

•
TREASURY SUPPORT
o
Review and reconcile recovery proceeds cash receipts
o
Validate/reconcile recovery proceeds disbursements to Assignors
o
Evaluate new banking options, products and services

•
ACCOUNTING SUPPORT
o
General accounting support for reporting purposes
o
Assist and review internal control management
o
Provide quality control support for reporting
o
Review claims recovery proceeds accounting

LITIGATION SUPPORT AND REVIEW

o
Introduce legal firms and assist with initial due diligence of legal counsel related to pursuing Claims
o
Monitor defense pleadings for new arguments and counter-arguments
o
Help create the litigation checklist for new cases
o
Provide written summaries and explanations on new and existing legal case court orders
o
Assist with monitoring of legal counsel
o
Monitor active recovery actions filed in courts of competent jurisdiction
o
Assist with identifying new recovery attempts and claims for relief
o
Maintain legal statistics report

Schedule A

o
Periodic audit of active recovery actions

NOTE: Virage and its employees do not provide legal services and are not legal counselfor Client or any law firm engaged by Client. Any litigation support provided by Virage should not be relied upon as legal advice. Clients and their legal counsel must determine for themselves if any notes, comments, or suggestions made by Virage related to litigation matters comport with the current state of the law on any subject.

•
SEC REPORTING
o
Review of SEC filings (10-K, 10-Q and 8-K) to be made in accordance with US GAAP and SEC requirements, including financial statements, footnotes, and supporting schedules
o
Review information related to annual proxy preparation process and shareholders’ meeting.

For the avoidance of doubt, assistance and support with respect to regulatory inquiries are not included within the scope of the Services.

Schedule A (continued)

Schedule B

Fees and Expenses

1.
Basic Fee

Minimum fee of $1,000,000 per month, payable monthly in advance on the first Business Day of each month.

2.
Fees for Additional Services; Expenses

Virage will be responsible for its out-of-pocket expenses incurred in connection with providing the Services, including expenses incurredby Virage for travel, lodging,meals, telephone, shipping,duplicating, cost of data, and other direct expenses. Unless otherwise agreed in writing by MSP Recovery, Virage will be responsible for costs and out-of-pocket expenses payable to Affiliates and any third-party service providers pre-approved by Client. Any costs or expenses of Affiliates or third party service providers pre- approved by MSP Recovery will be billed to the Client separately on a monthly basis, and are in addition to any fees.

3.
Payment and FeeChanges

Payment will be made to Virage or its Affiliates by wire transfer or at the address on the fee statement or invoiceor at such other addressas Virage may specify. Unlessotherwise stated, fees are billed monthly in advance and are due and payable in advance on the first Business Day of each month. Bills for expenses are due and payable upon receipt of Virage’sinvoice.

A late payment charge of 1½% per month (annual rate of 18%), or the maximum rate allowed by Law, whichever is less, will be added to all amounts due under this Agreement if they are not paid within 30 days of the due date. If the account is turned over for collection, Client will pay all of Virage’s collection costs, including reasonable attorney’s fees. Virage reserves the right, in its sole and absolute discretion, to discontinue all services provided hereunder upon 10 days’ written notice to Client without any liability to Client or any other Person if Client is more than 30 days past due on any amounts owed to Virage under this Agreement.

Client is responsible for payment for all billed and unbilled fees through the date of terminationof this Agreement.

Client will reimburse Virage for any applicable sales, use, property or other taxes and customs duties paid or payable by Virage in connection with the Services or property delivered in connection with this Agreement. Client will have no liability for any taxes based upon the net income of Virage. All taxes owed by Client hereunder will become due and payablewhen billed by Virage to Client, or when assessed, levied or billed by the appropriate tax authority, even if such billing occurs subsequent to termination of this Agreement.

All amounts payable to Virage specified in this Agreement are in United States dollars.

Virage reserves the right to review and increase its fees upon the prior approval by Client. If Virage proposes a fee amendment, the amendment will become effectiveas agreed in writing betweenthe Parties. If no agreement is reached within 15 days of Virage’sproposal, Virage may terminate this Agreement upon 60days written notice to Client.Such termination is effective at the end of the next calendarmonth ending not less than 60 days following the date of the termination notice.

Schedule B